Exhibit 4.1

FORTY-FIRST

SUPPLEMENTAL INDENTURE

*           *           *

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION

(successor to Firstar Bank, National Association,
successor to Firstar Trust Company,
formerly known as First Wisconsin Trust Company),

AS TRUSTEE

*           *           *

DATED AS OF DECEMBER 18   , 2008

*           *           *

SUPPLEMENTAL
to
First Mortgage and Deed of Trust
dated as of January 1, 1941,
as supplemented, amended and modified

*           *           *

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, as the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

Forty-First Supplemental Indenture, (hereinafter sometimes called this “Supplemental Indenture”), made as of the 18th day of December, 2008 by and between Wisconsin Public Service Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay, in the County of Brown, in the State of Wisconsin (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its Corporate Trust Services Office in the City of Milwaukee, in the County of Milwaukee, in the State of Wisconsin, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part.

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, as the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

Whereas, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the “1941 Mortgage”) and has heretofore executed and delivered to the predecessor of the Trustee or to the Trustee supplemental indentures dated and hereinafter referred to as follows (hereinafter sometimes called, collectively, the “Prior Supplemental Indentures”):

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture

Supplemental Indenture Dated (as of)	Hereinafter referred to as
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*
September 1, 1991	Twenty-Seventh Supplemental Indenture
July 1, 1992	Twenty-Eighth Supplemental Indenture
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture
August 1, 2001	Thirty-Fourth Supplemental Indenture
December 1, 2002	Thirty-Fifth Supplemental Indenture
December 1, 2003	Thirty-Sixth Supplemental Indenture
December 1, 2006	Thirty-Seventh Supplemental Indenture
August 1, 2006	Thirty-Eighth Supplemental Indenture
November 1, 2007	Thirty-Ninth Supplemental Indenture
December 1, 2008	Fortieth Supplemental Indenture

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.
________________________

(said 1941 Mortgage, as supplemented, amended and modified by the aforesaid Prior Supplemental Indentures, being hereinafter referred to as the “Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

Whereas, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

Whereas, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Prior Supplemental Indentures, bonds of several series designated as follows:  First Mortgage Bonds, 7-1/8% Series Due July 1, 2023; First Mortgage Bonds Collateral Series A; First Mortgage Bonds Collateral Series B; First Mortgage Bonds Collateral Series C; First Mortgage Bonds Collateral Series D;

First Mortgage Bonds Collateral Series E; First Mortgage Bonds Collateral Series F; First Mortgage Bonds Collateral Series G; and First Mortgage Bonds Collateral Series H; and

Whereas, the Indenture further provides that the amount of bonds which may be issued under the Indenture is not limited except as may be limited by law or by the stockholders and/or the Board of Directors of the Company, and that bonds so issued thereunder will be secured by the lien of the Indenture equally and ratably with all other bonds then outstanding thereunder except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series; and

Whereas, the Indenture further provides that all of the property, rights and franchises acquired by the Company after the date of the 1941 Mortgage shall be as fully embraced within the lien thereof as if such property were then owned by the Company and were specifically described therein and conveyed thereby; and

Whereas, the Company has acquired and may acquire hereafter certain property, real, personal and mixed, comprising or relating to the Company’s windfarm development site and wind energy generation facilities in the State of Iowa (hereinafter sometimes called the “Iowa Property”); and

Whereas, the Iowa Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage; and

Whereas, the Company now desires in and by this Supplemental Indenture to give constructive notice of the Indenture, the lien and security interest thereof and certain terms and provisions thereof, as they affect or relate to the Iowa Property; and

Whereas, the Company further desires in and by this Supplemental Indenture to record and file the description of and to confirm unto the Trustee, the Iowa Property;

Now, Therefore, This Supplemental Indenture Witnesseth:  Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, as follows:

ARTICLE I
Memorandum of Indenture

Section 1.01.   The Company and the Trustee now enter into this Supplemental Indenture, and the same shall be recorded and filed in the appropriate public records, for the purpose of giving constructive notice of the Indenture, the lien and security interest thereof and certain terms and provisions thereof, all of which affect or relate to the Iowa Property.

Section 1.02.   The Company and Trustee hereby give constructive notice of the following terms and provisions set forth in the Indenture.  The foregoing notwithstanding, reference is hereby made to the Indenture for all of its covenants, agreements, conditions, terms and provisions, all of which are incorporated herein by this reference, and no term or provision of this Article I shall limit, alter, vary, modify or amend, in any manner or respect, the Indenture, the lien and security interest thereof or any term or provision thereof.

(a)   The granting clauses of the Indenture contain the following terms and provisions, among others and without limitation because of enumeration:

“Now, Therefore, This Indenture Witnesseth:  Wisconsin Public Service Corporation, in consideration of the premises and of the purchase and acceptance of said bonds by the holders thereof and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding hereunder according to their tenor and effect and the performance of and compliance with the covenants and conditions in this Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto First Wisconsin Trust Company, as Trustee, and to its respective successors in said trust forever:

“(1)  all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except as hereinafter excepted from the lien hereof), subject to the rights reserved by the Company in and by other provisions of this Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; steam, hydro and other electric generating plants, including buildings and other structures, water wheels, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; gas transmission and distribution systems, including structures, mains, pressure holders, governors, services, and meters; office, shop and other general buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; and all municipal and other franchises and all leaseholds, licenses, permits and privileges; parts or parcels of such real property and items of other property being more specifically described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule for a more specific description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length; […]

“Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof, except as hereinafter excepted or excluded from the lien hereof.

“It is hereby agreed by the Company that (except as hereinafter excepted from the lien hereof) all the property, rights and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby. […]

“The lien of this Indenture, anything herein contained to the contrary notwithstanding, shall not extend to any property, permits or franchises of any other corporation of whatever character, […] shares of stock or securities of which, or obligations secured by lien upon the properties and franchises of which, may be now owned or hereafter acquired or possessed by the Company, notwithstanding the fact that the Company may own or hereafter acquire all or substantially all of the shares of stock or other securities issued by, or secured by lien upon property of, any such corporation, or that any such corporation may be incorporated or organized at the instance of or for the account of the Company, or that all or any part of the shares of stock or other securities of such corporation may be subjected to the lien hereof by the Company. […]

“There Is Hereby Excepted from the lien of this Indenture, whether now owned or hereafter acquired by the Company, anything herein contained to the contrary notwithstanding, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions hereof; (2) cash other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions hereof; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be from time to time assigned to the Trustee in accordance with the provisions hereof; (4) motor vehicles; (5) any timber on lands owned by the Company; and (6) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company.

“To Have And To Hold all said properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever; subject, however, to permissible encumbrances as herein defined;

“In Trust Nevertheless, for the equal pro rata benefit and security of all and every of the bonds issued and to be issued hereunder in accordance with the provisions of this Indenture without preference, priority or distinction as to lien of any over the others by reason of priority in time of the issue, negotiation or maturity thereof; subject, however, to the provisions of this Indenture and of any supplemental indenture relating to any sinking fund or similar fund for the benefit of the bonds of any particular series or of the bonds or any portion thereof issued under this Indenture; it being intended that the lien and security of all of said bonds of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery thereof as though all of the said bonds of all series were actually authenticated and delivered upon such date.

“Provided, However, and these presents are upon the condition that if the Company, its successors, or assigns, shall pay or cause to be paid unto the holders of said bonds the principal and interest to become due in respect thereof, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in this Indenture expressed as to be kept, performed and observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted, shall cease, determine and be void, otherwise to be and remain in full force and effect.”

(b)   Article II of the Indenture contains the following terms and provisions, among others and without limitation because of enumeration:

“Section 2.01.  (a)  This Indenture creates a continuing lien to secure the full and final payment of the principal and interest of all bonds which may from time to time be made, issued, authenticated and delivered hereunder.  The amount of bonds which may be so issued, authenticated and delivered hereunder is not limited except that no further bonds shall be issued at any time if the total amount of bonds to be outstanding, after such issue, would in any event exceed the then limit of indebtedness, if any, of the Company permitted by law or authorized from time to time by the stockholders and/or directors of the Company in the manner required by law; provided that the aggregate principal amount of bonds that may be issued, authenticated and delivered hereunder and/or the aggregate principal amount of bonds of any particular series that may be issued, authenticated and delivered hereunder, may at any time at the election of the Company, evidenced from time to time by an indenture supplemental hereto executed by the Company and delivered to the Trustee reciting that it has been authorized by a resolution adopted by the Board of Directors of the Company, be limited to such definite aggregate principal amount not less than the aggregate principal amount of all bonds, or of bonds of such particular series, as the case may be, then outstanding hereunder, as may be specified in such supplemental indenture.”

(c)   Article XII of the Indenture contains the following terms and provisions, among others and without limitation because of enumeration:

“Section 12.08.  […]  (b)  Any new property acquired by exchange or purchase to take the place of any property released under any provision of this Article shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged property[.]”

ARTICLE II

Confirmation of Lien

Section 2.01.   The Company, in order to record the description of, and confirm unto the Trustee, the Iowa Property (which Iowa Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage), by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length; and all other property, real, personal and mixed, comprising or relating to the Iowa Property, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except as in the Indenture excepted from the lien thereof), subject to the rights reserved by the Company in and by other provisions of the Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; steam, hydro and other electric generating plants, including buildings and other structures, water wheels, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; gas transmission and distribution systems, including structures, mains, pressure holders, governors, services, and meters; office, shop and other general buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; and all municipal and other franchises and all leaseholds, licenses, permits and privileges.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof; and it is hereby agreed by the Company that (except as in the Indenture excepted from the lien thereof) all the property, rights and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien thereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

ARTICLE III

Particular Covenants Of The Company

In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

Section 3.01.   That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the execution of this Supplemental Indenture has been duly and effectually taken.

Section 3.02.   That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

ARTICLE IV

Uniform Commercial Code and Additional State Law Matters

Section 4.01.   With respect to the property comprising or relating to the Iowa Property and the Trustee’s security interest therein, the Company hereby represents and warrants to the Trustee as follows:

(a)   That value has been given, that the Company has rights in the collateral or the power to transfer rights in the collateral to a secured party, and that the Company, by its execution and delivery of the Indenture and this Supplemental Indenture, has authenticated a security agreement that provides a description of the collateral;

(b)   That the Company has an interest of record in or is in possession of the real property, that the security interest is a purchase-money security interest, and that the security interest has been or will be perfected by a fixture filing before the goods become fixtures or within 20 days thereafter; and

(c)   That the Indenture and this Supplemental Indenture are a “construction mortgage” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.

Section 4.02.   With respect to the goods or accounts covered by this Supplemental Indenture that are or are to become fixtures related to the real property described herein, this Supplemental Indenture is and shall be effective, from the date of recording, as a financing statement filed as a fixture filing.  In connection therewith:

(a)   The name of the debtor is WISCONSIN PUBLIC SERVICE CORPORATION; the mailing address for the debtor is Wisconsin Public Service Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001; the debtor is a Wisconsin business corporation having the following organizational identification number (entity ID):  1W03350; the name of the secured party is U.S. BANK NATIONAL ASSOCIATION; the address of the secured party from which information concerning the security interest hereunder may be obtained is U.S. Bank National Association, Corporate Trust Services, 1555 RiverCenter Drive, Suite 203, Milwaukee, Wisconsin 53212; and the collateral covered hereby is set forth in Articles I and II hereof;

(b)   This Supplemental Indenture covers fixtures, is to be filed for record in the real property records, and provides a description of the real property to which the collateral is related sufficient to give constructive notice of a mortgage under the law of the State of Iowa if the description were contained in a record of the mortgage of the real property;

(c)   The debtor has an interest of record in the real property; and

(d)   The debtor hereby authorizes the filing of any initial financing statement, any amendment that adds collateral covered by a financing statement, and any amendment that adds a debtor to a financing statement.

Section 4.03.   The Company is a “transmitting utility” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.

Section 4.04.   The Company acknowledges the receipt of a copy of this document at the time it was signed.

Section 4.05.   NOTICE:  This mortgage secures credit in the amount of $997,100,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Section 4.06.   The respective dates of maturity of the indebtedness or part thereof secured by the Indenture and this Supplemental Indenture are as follows:

Part of indebtedness	Date of maturity

First Mortgage Bonds, 7-1/8% Series Due July 1, 2023…..	July 1, 2023
First Mortgage Bonds Collateral Series A………………...	December 1, 2028
First Mortgage Bonds Collateral Series B………………...	August 1, 2011
First Mortgage Bonds Collateral Series C………………...	December 1, 2012
First Mortgage Bonds Collateral Series D………………...	December 1, 2013
First Mortgage Bonds Collateral Series E…………………	December 1, 2036
First Mortgage Bonds Collateral Series F…………………	February 1, 2013
First Mortgage Bonds Collateral Series G………………...	November 1, 2017
First Mortgage Bonds Collateral Series H………………...	December 1, 2015

Section 4.07.   The Company is a “transmitting utility” as defined in and for purposes of sections 554B.1 and 554B.3 of the Iowa Code, as the same may be amended or renumbered from time to time.  Property of the Company, whether owned at the time of the execution of the Indenture or this Supplemental Indenture or subsequently acquired, shall secure the obligations covered by the Indenture and this Supplemental Indenture.

Section 4.08   This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

Section 4.09   For the purpose of giving further constructive notice of the Indenture and the lien and security interest thereof, annexed to the original of this Supplemental Indenture that will be recorded in the Office of the Recorder for Howard County, Iowa and marked Schedule B, are true, correct and complete copies of the 1941 Mortgage and the Prior Supplemental Indentures; notwithstanding the foregoing, copies of the 1941 Mortgage, and/or of any or all of the Prior Supplemental Indentures, may be annexed to, or may be omitted from, any other original, counterpart, duplicate, copy or other form of this Supplemental Indenture that may be executed or delivered by or to any party, recorded or filed in any office, or attached to any financing statement or other agreement or instrument.  In each such case, such annexation or omission shall not, in itself, amend, modify, impair or otherwise affect the Indenture or this Supplemental Indenture, or any term, provision, lien or security interest thereof or hereof.

ARTICLE V

Miscellaneous

Section 5.01.   The recitals of fact herein shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee.  The Trustee makes no representations as to the validity of this Supplemental Indenture.  Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

Section 5.02.   This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 5.03.   (a)   Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such naming or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

(b)   The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 5.04.   (a)   If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)   In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 5.05.   This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

In Witness Whereof, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its Vice President for and in its behalf, all done as of the 18th day of December, 2008.

Wisconsin Public Service Corporation,

By: /s/ Diane L. Ford
(SEAL)	Diane L. Ford Vice President and Corporate Controller

Attest:

 /s/ Barth J. Wolf
Barth J. Wolf
Secretary

Executed by Wisconsin Public Service
Corporation, in presence of:

 /s/ Janet K. McKee

Name:  Janet K. McKee

 /s/ Aaron L. Wallin

Name:  Aaron L. Wallin

U.S. Bank National Association,
    As Trustee,

By: /s/ Peter M. Brennan
 Peter M. Brennan
 Vice President

Executed by U.S. Bank National Association
in presence of:

 /s/ Christine Maynard

Name:  Christine Maynard

 /s/ Benjamin D. Levin

Name:  Benjamin D. Levin

State Of Wisconsin               }
}  ss.
Brown County                        }

Personally came before me this 15th day of December, 2008, Diane L. Ford, to me known to be the Vice President and Corporate Controller, and Barth J. Wolf, to me known to be the Secretary of the above-named Wisconsin Public Service Corporation, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Diane L. Ford and Barth J. Wolf then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 15th day of December, 2008.

 /s/ Kim M. Michiels

Name:  Kim M. Michiels

Notary Public, State of Wisconsin

My commission expires:  February 19, 2012

(Notarial Seal)

State Of Wisconsin               }
}  ss.
Milwaukee County                }

Personally came before me this 12th day of December, 2008, Peter M. Brennan, to me known to be a Vice President of the above-named U.S. Bank National Association, the corporation described in and which executed the foregoing instrument, and to me known to be the person who as such officer executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and that he signed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Peter M. Brennan then and there acknowledged said instrument to be the free act and deed of said corporation by him voluntarily executed.

Given under my hand and notarial seal this 12th day of December, 2008.

 /s/ Sheril L. Hare

Name:  Sheril L. Hare

Notary Public, State of Wisconsin

My commission expires:  August 22, 2010

(Notarial Seal)

This instrument was drafted by Benjamin D. Levin of the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin.

SCHEDULE A

The property referred to in Article II of the foregoing Forty-First Supplemental Indenture by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, is that herein specifically described and enumerated or referred to in this Schedule A.

HOWARD COUNTY, IOWA

Easements in gross as more particularly identified on Schedule A-1 attached hereto and hereby made a part hereof, and affecting the land described on Schedule A-2 attached hereto and hereby made a part hereof.

A-1

SCHEDULE A-1

Easements in Gross

[Attached]

[All references in this Schedule A-1 to recorded instruments are to instruments as recorded in the Office of the Recorder for Howard County, Iowa.]

A-1-1

SCHEDULE A-2

Land

[Attached]

A-2-1

SCHEDULE B

1941 Mortgage and Prior Supplemental Indentures

[Attached]

B-1